Exhibit 21

Exhibit 21
IDEXX LABORATORIES, INC.
SUBSIDIARIES OF THE COMPANY
(as of December 31, 2014)

Legal Entity Name	Jurisdiction of Incorporation

Animana B.V.	Netherlands
Beijing IDEXX-Yuanheng Laboratories Co. Limited	China
Genera Technologies Limited	United Kingdom
IDEXX Animana B.V.	Netherlands
IDEXX Brasil Laboratórios Ltda.	Brazil
IDEXX Brasil Participações Ltda.	Brazil
IDEXX Diavet AG	Schwyz
IDEXX Distribution, Inc.	Massachusetts
IDEXX Europe B.V.	Netherlands
IDEXX GmbH	Germany
IDEXX Holding B.V.	Netherlands
IDEXX Holding GmbH	Germany
IDEXX Holdings, Inc.	Delaware
IDEXX Laboratories (NZ) Limited	New Zealand
IDEXX Laboratories (Proprietary) Limited	South Africa
IDEXX Laboratories (Shanghai) Company Limited	China
IDEXX Laboratories B.V.	Netherlands
IDEXX Laboratories Canada 1, ULC	Nova Scotia
IDEXX Laboratories Canada 2, ULC	Nova Scotia
IDEXX Laboratories Canada Corporation	Canada
IDEXX Laboratories Canada LP	Ontario
IDEXX Laboratories Danmark ApS	Denmark
IDEXX Laboratories Inc.	Taiwan Province of China
IDEXX Laboratories Italia S.r.l.	Italy
IDEXX Laboratories Limited	United Kingdom
IDEXX Laboratories Ltd.	Korea, Republic of
IDEXX Laboratories Norge AS	Norway
IDEXX Laboratories Oy	Finland
IDEXX Laboratories Pty Limited	New South Wales
IDEXX Laboratories Singapore Pte. Ltd.	Singapore
IDEXX Laboratories Sp. z o.o.	Poland
IDEXX Laboratories SPRL	Belgium
IDEXX Laboratories Sverige AB	Sweden
IDEXX Laboratories, Inc.	Delaware
IDEXX Laboratories, KK	Japan
IDEXX Laboratories, S.de R.L. de C.V.	Mexico
IDEXX Laboratorios, S.L.	Spain

Exhibit 21

IDEXX Montpellier SAS	France
IDEXX Operations, Inc.	Delaware
IDEXX Pharmaceuticals, Inc.	Delaware
IDEXX Real Estate Holdings, LLC	Maine
IDEXX Reference Laboratories Ltd.	Canada
IDEXX Reference Laboratories, Inc.	Delaware
IDEXX SARL	France
IDEXX Service, S.A. De C.V.	Mexico
IDEXX Switzerland AG	Bern/Berne
IDEXX Technologies Limited	United Kingdom
IDEXX UK Acquisition Limited	United Kingdom
IDEXX Vet Med Labor GmbH	Austria
Labor Laupeneck AG	Switzerland
Laboratoire IDEXX SARL	France
OPTI Medical Systems GmbH	Germany
OPTI Medical Systems, Inc.	Delaware
Vet Med Lab (UK) Limited	United Kingdom
Vet Med Labor GmbH	Germany
Vetlab Oy	Finland